CUSIP No. 162818108	Page 11 of 11

EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the common stock of Checkmate Pharmaceuticals, Inc. dated as of October 6, 2020 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: May 5, 2022

VENBIO GLOBAL STRATEGIC FUND II, L.P.

By:	VENBIO GLOBAL STRATEGIC GP II, L.P.
General Partner

By:	venBio Global Strategic GP II, Ltd.
General Partner

By:	*
Director

VENBIO GLOBAL STRATEGIC GP II, L.P.

By:	VENBIO GLOBAL STRATEGIC GP II, LTD.
General Partner

By:	*
Director

VENBIO GLOBAL STRATEGIC GP II, LTD.

By:	*
Director

*
Robert Adelman

*
Corey Goodman

*By:	/s/ David Pezeshki
David Pezeshki
As attorney-in-fact

This Agreement was executed by David Pezeshki on behalf of the individual listed above pursuant to a Power of Attorney, a copy of which is attached as Exhibit 2 to the original Schedule 13G filed with the U.S. Securities and Exchange Commission on October 6, 2020.